             ====================================================

                                                                    EXHIBIT 10.9
                         SECURITIES PURCHASE AGREEMENT



                          Dated as of August 16, 1999

                                    by and

                                     among

                              CKG MEDIA.com, INC.
                             (d/b/a Phase2Media),

                            VECTOR CAPITAL II, L.P.

                                      and



            EACH OF THE PARTIES LISTED ON SCHEDULE A AND SCHEDULE B

                   ========================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                  Page

ARTICLE I........................................................................   1

1.  SALE OF SECURITIES...........................................................   1

    1.1   Sale of Stock..........................................................   1
    1.2   Consideration..........................................................   2
    1.3   Closings...............................................................   3

ARTICLE II.......................................................................   3

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................   3
    2.1    Corporate Power and Authority.........................................   3
    2.2    Authorization and Noncontravention....................................   4
    2.3    Existence and Good Standing...........................................   4
    2.4    Capital Stock.........................................................   4
    2.5    Valid Issuance of Securities; No Personal Liability...................   5
    2.6    Subsidiaries and Investments..........................................   6
    2.7    Financial Statements and No Material Changes..........................   6
    2.8    Title to Properties; Encumbrances.....................................   6
    2.9    Leases................................................................   7
    2.10   Material Contracts....................................................   7
    2.11   Restrictive Documents.................................................   8
    2.12   Litigation............................................................   9
    2.13   Taxes.................................................................   9
    2.14   Liabilities...........................................................  10
    2.15   Compliance with Laws..................................................  10
    2.16   Accounts Receivable...................................................  10
    2.17   Employees; Employee Benefit Plans.....................................  10
    2.18   No Changes Since Balance Sheet Date...................................  11
    2.19   Disclosure............................................................  11
    2.20   Broker's or Finder's Fees.............................................  12
    2.21   Environmental Matters.................................................  12
    2.22   Proprietary Rights....................................................  13
    2.23   Related-Party Transactions............................................  13
    2.24   Insurance.............................................................  13
    2.25   Filing of 83(b) Elections.............................................  14
    2.26   Section 1202 of the Internal Revenue Code.............................  14

ARTICLE  III.....................................................................  14

3.  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS............................... 14
    3.1   Experience; Certain Risks............................................... 14
    3.2   Accredited Investor or Business and Financial Experience................ 15
    3.3   Investment.............................................................. 15
    3.4   Rule 144................................................................ 16
    3.5   Access to Information................................................... 17
    3.6   Authorization........................................................... 17
    3.7   Brokers or Finders...................................................... 17
    3.8   Litigation.............................................................. 17


ARTICLE IV........................................................................ 17

4.  COVENANTS OF THE COMPANY...................................................... 17
    4.1   Conduct of Business..................................................... 17
    4.2   Review of the Company................................................... 18
    4.3   Certain Corporate Actions............................................... 19
    4.4   Termination of Agreements with The CKG Media.com, Inc. Stock Trust...... 19

ARTICLE V......................................................................... 19

5.  CONDITIONS TO THE COMPANY'S OBLIGATIONS....................................... 19
    5.1 Representations and Warranties............................................ 19
    5.2 Securityholders' Agreement................................................ 20
    5.3 Approvals................................................................. 20
    5.4 Receipt of Consideration.................................................. 20
    5.5 Performance of Agreements................................................. 20
    5.6 Proceedings............................................................... 20
    5.7 Termination of Certain Agreements......................................... 20
    5.8 Registration Rights Agreement............................................. 20

ARTICLE V1........................................................................ 21

6.  CONDITIONS TO THE INVESTORS' OBLIGATIONS...................................... 21
    6.1 Opinion of the Company's Counsel.......................................... 21
    6.2 Good Standing and Other Certificates...................................... 21
    6.3 No Material Adverse Change................................................ 21
    6.4 Truth, Completeness and Correctness of Representations and Warranties..... 21
    6.5 Performance of Agreements................................................. 22
    6.6 No Litigation............................................................. 22
    6.7 Employment Agreements..................................................... 22
    6.8 Non Competition Agreements................................................ 22
    6.9 Governmental Approvals.................................................... 22

    6.10 Approval of Amended and Restated Certificate of Incorporation...........  22
    6.11 Approval of the Company's By-Laws.......................................  22
    6.12 Securityholders' Agreement..............................................  22
    6.13 Valid Issuance..........................................................  23
    6.14 Proceedings.............................................................  23
    6.15 Key-Man Life Insurance..................................................  23
    6.16 Obligation to Effect Second Closing.....................................  23
    6.17 Conversion of Loan......................................................  24
    6.18.........................................................................  24
    6.19 Registration Rights Agreement.  The Company shall have entered into the
         Regin Rights Agreement .................................................  24

    ARTICLE VII..................................................................  24

7.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY........................  24
    7.1 Survival of Representations and Warranties...............................  24
    7.2 Indemnification..........................................................  24

    ARTICLE VIII.................................................................  26

8.  MISCELLANEOUS................................................................  26
    8.1    Preservation of Confidential Information..............................  26
    8.2    Expenses..............................................................  26
    8.3    Governing Law.........................................................  26
    8.4    Prevailing Party......................................................  26
    8.5    Captions..............................................................  27
    8.6    Publicity.............................................................  27
    8.7    Notices...............................................................  27
    8.8    Successors and Assigns................................................  28
    8.9    Counterparts..........................................................  28
    8.10   Entire Agreement......................................................  28
    8.11   Amendments............................................................  28
    8.12   Severability..........................................................  28
    8.13   Third Party Beneficiaries.............................................  28
    8.14   Termination of Agreement..............................................  28
    8.15   Several Representations, Warranties, Covenants,
           Agreements and Obligations............................................  29
    8.16   Certain Remedies of the Company.......................................  29

Schedules

Schedule A -
Schedule B -

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------

          SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of August 16, 1999 by and among CKG Media.com, Inc. (d/b/a Phase2Media), a Delaware corporation (the "Company"), Vector Capital II, L.P. a Delaware limited partnership ("Vector") and each of the parties listed on each of on the Schedule of Investors annexed hereto as Schedule A, and Schedule B, which shall include
                               ----------      ----------
Vector, and their respective successors and assigns (each an "Investor" and, collectively, the "Investors").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, Schedule 2.4 annexed hereto sets forth each of those persons
                   ------------
and entities (individually, a "Stockholder" and, collectively, the "Stockholders") who own those shares of common stock, par value $.001 per share, respectively, of the Company (the "Common Stock"), set forth opposite their names on such Schedule, which, in the aggregate, represent all of the issued and
              ---------
outstanding shares of capital stock of the Company; and

          WHEREAS, the Investors desire to invest in the Company through the purchase of equity securities in the Company.

          NOW, THEREFORE, in consideration of the premises and of the respective representations and warranties hereinafter set forth and the respective covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

      1.  SALE OF SECURITIES
          ------------------

          1.1    Sale of Stock.  Subject to the terms and conditions herein
                 -------------
stated, the Company agrees, for the benefit of the Investors:

                 (a) to issue and sell to the Investors on the "Initial Closing Date" (as that term is defined in Section 1.3 below), and the Investors agree to purchase from the Company on the Initial Closing Date, an aggregate of 3,798 shares of the Company's Series A Redeemable Preferred Stock, par value $.001 per share, having such terms and conditions as set forth in the Certificate of Designations, Preferences and Rights relative to the Series A Redeemable Preferred Stock (the "Series A Preferred Stock") annexed hereto as Exhibit D
                                                                   ---------
(the "Series A Certificate of Designation") and 11,668,300 shares of the Company's Series B Convertible Preferred Stock, par value $.001 per share, having such terms and conditions as set forth in the Certificate of Designations, Preferences and Rights relative to the Series B Preferred Stock (the "Series B Preferred Stock") annexed hereto as Exhibit E (the "Series B
                                                   ---------
Certificate of Designation") and each Investor agrees to purchase, and the Company agrees to issue and sell to each such Investor, that number of shares of the Series A Preferred Stock and the Series B

Preferred Stock set forth opposite each Investor's name on Schedule A annexed
                                                           ----------
hereto (the Series A Preferred Stock and Series B Preferred Stock are sometimes hereinafter collectively referred to as the "Preferred Stock" or the "Securities"), and

                 (b) to issue and sell to the Investors on the "Second Closing Date" (as that term is defined in Section 1.3 below) an aggregate of 3,600 shares of Series A Preferred Stock and such number of shares of Series B Preferred Stock as provided for in the Certificate of Designations, Preferences and Rights relative to the Series B Preferred Stock, and each Investor agrees to purchase, subject to satisfaction of Section 6.17 below, and the Company agrees to issue and sell to each such Investor, that number of shares of the Series A Preferred Stock and the Series B Preferred Stock set forth opposite each Investor's name on Schedule B annexed hereto.
                   ----------

          1.2    Consideration.  As full and total consideration for the
                 -------------
purchase by the Investors of the Securities to be acquired by the Investors pursuant to the "Initial Closing" (as that term is defined in Section 1.3 below), the Investors shall pay to the Company on the Initial Closing Date, individually, the amounts set forth on Schedule A opposite their names, and in
                                       ----------
the aggregate, Six Million Dollars ($6,000,000) (the "Initial Purchase Price"); provided, however, that up to One Million Seven Hundred Eighty Thousand Dollars
--------  -------
($1,780,000) that otherwise would be provided by the Investors at the Initial Closing may be provided by Investors designated by Vector at any time in one or more closings within ninety (90) days subsequent to the Initial Closing (each, a "Supplemental Initial Closing"); provided further, however, that in the event that within ninety (90) days after the Initial Closing, Investors designated by Vector have not invested the entire One Million Seven Hundred Eighty Thousand Dollars ($1,780,000) in the Company, the Company shall thereafter have the right, for the thirty (30) day period subsequent to the expiration of the aforementioned ninety (90) day period, to have any other person or entity invest in the Company upon identical terms and conditions set forth herein and become an Investor hereunder. As full and total consideration for the purchase by the Investors of the Securities to be acquired by the Investors pursuant to the "Second Closing" (as that term is defined in Section 1.3 below), the Investors shall pay to the Company on the Second Closing Date, individually, the amounts set forth on Schedule B opposite each of their names, and in the aggregate, Four
             ----------
Million Dollars ($4,000,000) (the "Balance of the Purchase Price"); it being expressly understood and agreed that in order to effect the Second Closing no less than seventy percent (70%) of the sums to be received by the Company on the Second Closing must be sums invested directly by Vector. On each of the Initial Closing Date and the Second Closing Date, the Company will deliver to each Investor certificates registered in such Investor's name and for the number of shares of Series A Preferred Stock and Series B Preferred Stock as shown on Schedule A and Schedule B, representing the Preferred Stock to be issued to such
----------     ----------
Investor at each such "Closing" (as that term is defined in Section 1.3 below), dated the Initial Closing Date or the Second Closing Date, as the case may be, against receipt of that portion of the Initial Purchase Price or the Balance of the Purchase Price, as the case may be, to be paid by such Investor by wire transfer of same-day funds.

          1.3    Closings.  (a)  The sales and issuances referred to in
                 --------
Section 1.1 (a) shall take place at 10:00 A.M. at the office of Zukerman Gore & Brandeis, LLP, 900 Third Avenue, New York, New York on August 16, 1999, or at such other time and date as the parties hereto may mutually agree. Such time and date, as same may be adjourned, is sometimes hereinafter referred to as the "Initial Closing Date" or the "Initial Closing." Unless otherwise expressly set forth herein to the contrary, all references to the Initial Closing Date shall include the date of any Supplemental Initial Closing and all references to the Initial Closing shall include any and all Supplemental Initial Closings.

                 (b) The sales and issuances referred to in Section 1.1(b) shall take place at 10 a.m. at the offices of Zukerman Gore & Brandeis, LLP five (5) business days subsequent to the Company's delivery to Vector of the "Second Closing Notice" (as that term is defined in Section 6.16 below), or at such other time and date as set forth in Section 6.16 below. Any such time and date, as same may be adjourned, is sometimes hereinafter referred to as the "Second Closing Date" or the "Second Closing". The Initial Closing Date and the Second Closing Date are sometimes hereinafter collectively referred to as the "Closing Date" or "Closing Dates," and the Initial Closing and the Second Closing are sometimes hereinafter collectively referred to as the "Closing" or "Closings." For the avoidance of doubt, the Investors shall have the right to effect the Second Closing at any time upon five (5) "business days" (which shall be any day on which commercial banks are open for business in New York City) prior written notice to the Company even if the "Gross Margin Milestone" (as that term is defined in Section 6.16 below) has not been satisfied, provided that the Company has theretofore received the entire Initial Purchase Price from Investors in accordance with the provisions of Section 1.2 above.

                                  ARTICLE II

      2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          ---------------------------------------------
      2.  Representations and Warranties of the Company.  The Company warrants
          ---------------------------------------------
and represents, as of the date hereof and as of each Closing Date as if such representations and warranties were made on the Closing Date, as follows:

          2.1    Corporate Power and Authority.  The Stockholders are, prior to
                 -----------------------------
the sales and issuances contemplated hereby, the lawful, beneficial and record owners of the shares of Common Stock and Class A Common Stock, of the Company set forth on Schedule 2.4 annexed hereto, representing all of the issued and
             ---------------------------
outstanding shares of capital stock of the Company and such Stockholders own such shares free and clear of all liens, encumbrances, restrictions and claims of every kind, except as set forth on Schedule 2.1. The Company has the full
                                      ------------
legal right, power and authority to enter into this Agreement and the Series A Certificate of Designation, the Series B Certificate of Designation, and the Securityholders' Agreement, and to issue and sell the Securities to be issued pursuant to this Agreement and to issue the Common Stock or Class A Common Stock, as the case may be, issuable upon conversion of the Series B Preferred Stock in accordance with the terms of the Certificate of Incorporation, and the delivery to the Investors of the Securities pursuant to the provisions of this Agreement will transfer to the Investors valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind except as set forth on
Schedule 2.1.
------------

          2.2    Authorization and Noncontravention.  This Agreement has been
                 ----------------------------------
duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery by the Company of this Agreement and the other agreements and instruments, including, without limitation, the Securityholders' Agreement among the Company, the Stockholders, and the Investors, dated as of August 16, 1999 (the "Securityholders' Agreement") to be executed and delivered by them in connection herewith do not and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company; (ii) except as set forth on Schedule
                                                                     --------
2.2, violate any provision of, or result in the termination or acceleration of,
---
or default under, or entitle any party to accelerate (whether after the filing of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets of the Company pursuant to any provision of any mortgage, lien, lease, agreement, license, or instrument, or violate any law, regulation, order, arbitration award, judgment or decree to which the Company is a party or by which its property is bound; (iii) violate or conflict with, or create a default under, any other material restriction of any kind or character to which the Company is subject; (iv) require any governmental consent, authorization, filing, approval, or exemption, except as may be required by Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"); or (v) violate any consent decree or requirement to which the Company is subject.

          2.3    Existence and Good Standing.  The Company is a corporation duly
                 ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the power to own its property and to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in the jurisdictions listed on Schedule 2.3,
                                                                ------------
which are the only jurisdictions in which the character or location of the properties owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to qualify individually or in the aggregate will not have a material adverse effect on the business of the Company.

           2.4   Capital Stock.
                 -------------

          (a) A description of the authorized capital stock of the Company, together with the number of shares of each class outstanding, the names of each of the holders of such shares and the number of shares held by each Stockholder as of the Closing Date, is set forth on Schedule 2.4 hereto. All of such shares
                                        ------------
of capital stock of the Company have been duly
authorized, validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. No securities directly or indirectly convertible into or exchangeable for any of the capital stock of the Company, and no options, warrants, rights, calls or commitments relating to such shares or other such securities, are outstanding, except as reflected on Schedule 2.4 hereto. Except as set forth in the registration rights
             ------------
agreements by and among the Company and the Investors (the "Registration Rights Agreement") of even date herewith in substantially the form annexed hereto as Exhibit A, or as set forth on Schedule 2.4, the Company is not under any
                              ------------
contractual obligation to register under the Securities Act any of its presently outstanding securities or any securities which it may hereafter issue.

                 (b) As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock and the Company shall not have any outstanding warrants, options, or other rights to acquire its capital stock, except as set forth on Schedule 2.4 or in this Agreement.
                       ------------

                 (c) As of the Closing Date, sufficient shares of authorized but unissued Common Stock and authorized but unissued Class A Common Stock will have been reserved by appropriate corporate action in connection with the prospective conversion of the Series B Preferred Stock into Common Stock or Class A Common Stock, as the case may be. The issuance of the Common Stock or Class A Common Stock, as the case may upon conversion of the Series B Preferred Stock into Common Stock or Class A Common Stock, as the case may be, will not require any further corporate action by the Stockholders or directors of the Company, nor will it be subject to preemptive rights of any present or future stockholders of the Company, nor will it conflict with any provision of any agreement to which the Company is a party or by which it or its assets are bound.

          2.5    Valid Issuance of Securities; No Personal Liability.  When
                 ---------------------------------------------------
issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, the Preferred Stock (and the shares of Common Stock or Class A Common Stock, as the case may be, issuable upon the conversion of the Series B Preferred Stock) will be duly and validly issued, the Preferred Stock (and the shares of Common Stock or Class A Common Stock, as the case may be, issuable upon the conversion of the Series B Preferred Stock) will be fully paid, non-assessable and free of preemptive rights, and, when executed and delivered by the Company, each of this Agreement, and the Preferred Stock (and the shares of Common Stock or Class A Common Stock, as the case may be, issuable upon the conversion of the Series B Preferred Stock) will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other law affecting creditors' rights generally and of general principles of equity (regardless of whether considered in a proceeding at law or in equity). Based in part upon the representations of the Investors in this Agreement, the Preferred Stock will be issued in compliance with all applicable federal and state securities laws and the offer, sale and issuance of the Preferred Stock and the shares of the Common Stock or Class A

Common Stock, as the case may be, issuable upon conversion of the Series B Preferred Stock will constitute transactions exempt from the registration requirements of Section 5 of the Securities Act. The Investors, upon purchase of the Preferred Stock (and the shares of Common Stock or Class A Common Stock, as the case may be, issuable upon the conversion of the Series B Preferred Stock), will not be subject to personal liability by reason of being holders of Securities.

          2.6    Subsidiaries and Investments.  The Company has no (and has
                 ----------------------------
never had any) subsidiaries and does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

           2.7   Financial Statements and No Material Changes.
                 --------------------------------------------

                 (a) The Company has heretofore furnished the Investors with a true, correct and complete unaudited balance sheet of the Company and the related statements of income and retained earnings as of June 30, 1999 prepared by the Company. (The balance sheet of the Company as at June 30, 1999 is hereinafter referred to as the "Balance Sheet" and such date is hereinafter referred to as the "Balance Sheet Date"). The Balance Sheet fairly presents in all material respects the financial condition of the Company at the date thereof and, except as indicated therein, reflects all known or asserted material claims against and all material debts and liabilities of the Company, fixed or contingent, as at the date thereof and the related statements of income and retained earnings fairly present in all material respects the results of the operations of the Company and the changes in its financial position for the period indicated, except as specified therein.

                 (b) Except as specified in Schedule 2.7(b), since the Balance
                                            ---------------
Sheet Date there has been (i) no material adverse change in the assets or liabilities, or in the business (present or anticipated) or condition, financial or otherwise, or in the results of operations of the Company and (ii) no material adverse change in the assets or liabilities, or in the business (present or anticipated) or condition, financial or otherwise, or in the results of operations of the Company except in the ordinary course of business; and to the best knowledge, information and belief the Company, no fact or condition (not of general knowledge) exists or is contemplated or threatened which might cause such a change in the future.

          2.8    Title to Properties; Encumbrances.  Except as set forth on
                 ---------------------------------
Schedule 2.8 attached hereto and except for properties and assets reflected in
------------
the Balance Sheet or acquired since the Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business, the Company has, and on each Closing Date, will have, good, valid and marketable title to (a) all of its properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the Balance Sheet, except as indicated in the notes thereto or in a Schedule to this Agreement, and (b) all of the properties and assets purchased by the Company since the Balance Sheet Date; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected in the Balance Sheet or in a Schedule to this Agreement, (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the Company in the operation of its business, and (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and liens of carriers, warehousemen, vendors and materialmen incurred in the ordinary course of business securing sums not yet due and payable (liens of the type described in clauses (i), (ii) and (iii) above are hereinafter sometimes referred to as "Permitted Liens"). Such properties and assets are sufficient to enable the Company to carry out its business as presently conducted and as proposed to be conducted. The Company has all franchises, permits, licenses, and any other similar authority necessary for the conduct of its business as now being conducted or proposed to be conducted, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

          2.9    Leases.  Schedule 2.9 attached hereto contains an accurate and
                 ------   ------------
complete list of all leases to which the Company is a party (as lessee or lessor).
Each lease set forth on Schedule 2.9 (or required to be set forth on Schedule
                        ------------                                 --------
2.9) is in full force and effect; all rents and additional rents due to date on
---
each such lease have been paid; in each case, the lessee has been in possession since the commencement of the original term of such lease and, to its knowledge, is not in material default thereunder; and there exists no event of default or event, occurrence, condition or act (including the purchase of the Preferred Stock, or any of the conditions precedent hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default under such lease. The Company is not currently in default of any of the terms or conditions under any such lease in any material respect, and, to the best knowledge, information and belief of the Company, all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by the Company is in a state of good maintenance and repair.

          2.10   Material Contracts.  Except as set forth on Schedule 2.10
                 ------------------                          -------------
attached hereto, the Company is not bound by (a) any agreement, contract or commitment relating to the employment of any person by the Company, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, or arrangement or any collective bargaining agreement or any other contract with any labor union or severance agreements, programs, policies or arrangements, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock,
(c) any agreement, contract or commitment relating to capital expenditures not yet made, which involves $50,000 or more and was not entered into the ordinary course of business, (d) any loan or advance to, or investment in, any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government or other entity (each a "Person") or any agreement, contract or commitment relating to the making of any such loan, advance or investment which involves $50,000 or more, (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (f) any employment agreement or other contract for the employment of any officer or employee providing for annual compensation in excess of $100,000 except for the Glassberg Agreement, or any management service, consulting or any other similar type of contract, unless entered into or incurred in the ordinary course of business and not involving compensation in excess of $100,000, (g) any agreement, contract or commitment limiting the freedom of the Company to engage in any line of business or to compete with any Person, (h) any bank debt, loan, credit or other financing arrangement, (i) except as otherwise disclosed in this Agreement or a Schedule or Exhibit annexed hereto, any agreement, contract or commitment not entered into in the ordinary course of business which involves $50,000 or more and is not cancelable without penalty within 30 days, (j) any contract or group of related contracts with the same party or group of affiliated parties the performance of which involves (or is reasonably expected to involve) consideration in excess of $50,000 during any twelve month period,
(k) any assignment, license, indemnification or other agreement with respect to the Proprietary Rights or other intangible property, (l) any agreement under which the Company has granted any Person any rights related to the registration of securities under the Securities Act of 1933, as amended (including, without limitation, demand or piggyback registration rights), (m) any sales, distribution or franchise agreement, or (n) any other agreement which is material to its operation and business prospects. Each contract or agreement set forth on Schedule 2.10 (or required to be set forth on Schedule 2.10) has been
         -------------                                 -------------
or simultaneously upon the execution and delivery hereof will be executed and delivered and is (or will be) valid, binding, and enforceable in accordance with its terms and is in full force and effect; and there exists no material default or event of default or event, occurrence, condition or act (including the purchase of the Preferred Stock or any of the conditions precedent hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default or event of default thereunder. The Company is not currently in default in any material respect of any of the terms or conditions of any contract or agreement set forth on
Schedule 2.10 (or required to be set forth on Schedule 2.10) in any respect,
-------------                                 -------------
which would, in the aggregate, have a material adverse effect on such party.

          2.11   Restrictive Documents.  Except as set forth on Schedule 2.11
                 ---------------------                          -------------
attached hereto, the Company is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which materially and adversely affects the business (present or anticipated) or condition of the Company, financial or otherwise, or any of its assets taken as a whole, or which would prevent consummation of the transactions contemplated by this Agreement, compliance by the Company with the terms, conditions and provisions hereof or the continued operation of the Company's business after the date hereof or the Closing Date on substantially the same basis as heretofore operated or which would restrict the ability of the Company to acquire any property or conduct business in any area.

          2.12   Litigation.  Except as set forth on Schedule 2.12 attached
                 ----------                          -------------
hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before or any investigation by any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of the Company, threatened, against or affecting the Company, or any of its properties or rights; and the Company does not know of any valid basis for any such action, proceeding or investigation. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Company's officers, employees or consultants, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.
There are no actions, suits, proceedings or investigations by the Company currently pending against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement). The Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries. Except as set forth on Schedule 2.12, the Company is not party or
                                      -------------
subject to any judgment, order, writ, injunction, or decree entered in any lawsuit or proceeding which may affect its operations, business practices, present or anticipated, or ability to acquire any property or conduct business.

           2.13  Taxes.  Except as set forth on Schedule 2.13:
                 -----                          -------------

                 (a) All taxes and assessments, including, without limitation, income, property, sales, use, franchise, value added, employees' income withholding and social security taxes and import duties, including interest and penalties thereon, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, for which the Company may be liable in respect of all periods prior to each of the Closing Dates (including taxes in respect of tax periods ending on each of the Closing Dates and taxes in respect of tax periods ending after each of the Closing Dates to the extent attributable to the portion of that period which ends on each of the Closing Dates), either have been paid when due or will be paid when due. All tax returns required to be filed through the date hereof (and each of the Closing Dates), including, without limitation, information returns, have been (or will
be) accurately prepared and duly and timely filed and all deposits and payments required by law to be made by the Company, including with respect to employees' withholding taxes, have been duly made in accordance with all applicable laws to the best of the Company's knowledge or belief.

                 (b) There are no tax sharing agreements or arrangements or tax indemnity agreements between the Company and any other person.

                 (c) The Company has never been an includable corporation in any affiliated group of corporations within the meaning of Section 1504 of the Code (or any similar provision of state or other tax law).

                 (d) The Company has not filed a consent pursuant to the collapsible corporation provisions of section 341(f) of the Code (or any similar provision of state or other tax law) or agreed to have section 341(f)(2) of the Code or any similar provision of state or other tax law) apply to any disposition of any asset owned by the Company.

                 (e) All taxes arising from the transactions described in this Agreement and payable by the Company, if any, will be paid by the Company.

          2.14   Liabilities.  The Company does not have any outstanding
                 -----------
material obligations, claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the Balance Sheet or referred to in the footnotes thereto, other than liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business, and, except as set forth on
Schedule 2.14, not involving borrowings by the Company.  The Company maintains a
-------------
standard system of accounting in accordance with GAAP. The Company's financial reserves reflected in the Balance Sheet are adequate to cover claims already incurred and reasonably expected to be incurred and the Company's provisions for taxes as set forth in the Balance Sheet are adequate and accurate for taxes due and accrued. Except as set forth on Schedule 2.14, the Company is not in
                                     -------------
default in respect of the terms or conditions of any indebtedness.

          2.15   Compliance with Laws.   Except as set forth on Schedule 2.15,
                 --------------------                           -------------
the Company is in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees. Neither the Company nor any employee of the Company has at any time made any payments for improper or unlawful political contributions or made any bribes, kickback payments or other illegal payments.

          2.16   Accounts Receivable.  The amount of all accounts receivable,
                 -------------------
unbilled invoices and other debts due or recorded in the records and books of account of the Company as being due to it at each of the Closing Dates (less the amount of any provision or reserve therefor made in the records and books of account of the Company) constitute valid and enforceable claims that have arisen only from bona fide transactions in the ordinary course of business and none of such accounts receivable or other debts is or will, to the best knowledge of the Company, at each of the Closing Dates be subject to any counterclaim or set-off except to the extent of any such provision or reserve, and there are no known, contingent or asserted claims, or refusals to pay against any such receivables or debts. There has been no material adverse change since the Balance Sheet Date in the amount of accounts receivable or other debts due the Company or the allowances with respect thereto, or accounts payable of the Company from that reflected in the Balance Sheet.

          2.17   Employees; Employee Benefit Plans.  No employee or consultant
                 ---------------------------------
of the Company has any agreement or contract, written or oral, except as described on Schedule 2.17, regarding such person's employment or consultancy
             -------------
with the Company. To the best of the Company's knowledge, no employee of the Company nor any consultant with whom the Company has contracted is in violation of any term of any employment contract, non-disclosure agreement or any other similar contract or agreement relating to the relationship of such employee or consultant with the Company, any former employer or any other party. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company except as set out on
Schedule 2.17 hereto. The Company is not aware that any officer or key employee,
-------------
or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees. Set forth on
Schedule 2.17 attached hereto is an accurate and complete list of all employee
-------------
benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by the Company. All such Employee Benefit Plans are fully funded and are and at all times have been in compliance in all material respects with applicable law, including the provisions of ERISA.

                 2.18   No Changes Since Balance Sheet Date.  Since the Balance
                        -----------------------------------
Sheet Date, except as expressly contemplated hereby or as disclosed in a Schedule or Exhibit hereto, the Company has not (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business, (b) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted Liens), (c) sold, transferred or otherwise disposed of any assets, including without limitation, any Proprietary Rights, except in the ordinary course of business, (d) made any capital expenditure or commitment therefor, except in the ordinary course of business, (e) declared or paid any dividend or made any distribution, in cash or other property, on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (f) made any bonus or profit sharing distribution or payment of any kind, (g) increased its indebtedness for borrowed money or made any loan to any Person, (h) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate would have a material adverse effect to the Company or suffered any damage, destruction or casualty loss exceeding $50,000 in the aggregate, (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, (j) cancelled or waived any claims or rights of substantial value, (k) made any change in any method of accounting or audit practice, (l) otherwise conducted its business or entered into any transaction, except in the ordinary course of business, or (m) agreed, whether or not in writing, to do any of the foregoing. Since the Balance Sheet Date there has been no material adverse change in the financial condition, operating results, assets, operations, business, prospects, employee relations or customer or supplier relations of the Company.

          2.19   Disclosure.  None of this Agreement, the financial statements
                 ----------
referred to in Section 2.7 hereof (including the footnotes thereto), any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by the Company or by any of its directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which made. There is no fact (presently understood as such and not of general knowledge) known to the Company which materially and adversely affects the business, present or anticipated, or financial condition of the Company or its properties or assets which has not been set forth in this Agreement, the financial statements referred to in Section 2.7 hereof (including the footnotes thereto), any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Company or by any of its directors or officers in connection with the transactions contemplated by this Agreement.

          2.20   Broker's or Finder's Fees.  No agent, broker, person or firm
                 -------------------------
acting on behalf of the Company is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement. Company agrees to indemnify and hold each Investor harmless with respect to the foregoing.

          2.21   Environmental Matters.  The Company has been and is in material
                 ---------------------
compliance with all provisions of all pollution control laws; hazardous waste generation, storage, disposal, transportation, handling and cleanup laws; other environmental protection laws; occupational safety and health standards laws; and all rules, standards, regulations, permits, license requirements and authorizations required by or related to such laws (collectively "Environmental and Safety Laws"), and has obtained all permits, licenses and other authorizations required thereunder. No proceeding or investigation is pending or, to its knowledge, threatened, alleging or to the effect that the Company has violated or is in violation of or bears any liability pursuant to any such law, rule, standard, regulation, permit, license or authorization or any related common law theory. The Company is not, and has not been, subject to or bound by any order, decree or otherwise relating to any of the foregoing. To its knowledge, no underground storage tanks, asbestos containing material, or PCB-containing materials or equipment is present at any property owned or occupied by the Company. Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties or operations of the Company will, to the Company's knowledge, prevent, hinder or limit continued compliance with Environmental and Safety Laws or give rise to any liabilities (contingent or otherwise) or corrective, investigatory or remedial obligations pursuant to Environmental and Safety Laws, including, without limitation, obligations or liabilities relating to onsite or offsite hazardous substance releases, personal injury, property damage or natural resources damage.

          2.22   Proprietary Rights.  Schedule 2.22 contains a complete and
                 ------------------   -------------
accurate list of all (a) pending patent applications and applications for registrations of other intellectual property rights filed by or on behalf of the Company, (b) material unregistered trade names and corporate names owned or used by the Company and (c) material unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by the Company (together the "Proprietary Rights"). Schedule 2.22 also contains a complete and
                                      -------------
accurate list of all licenses and other rights granted by the Company to any third party or by any third party to the Company with respect to any Proprietary Rights. The Company exclusively owns, free and clear of liens or encumbrances, all rights, title and interests to, or has sufficient rights to use pursuant to a valid license, all Proprietary Rights listed on Schedule 2.22 without conflict
                                                  -------------
with or infringement of the rights of others. The Company believes that the Proprietary Rights are all the rights necessary for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. To the best of the Company's knowledge, there is no loss or expiration of any Proprietary Right threatened, pending or reasonably foreseeable. The Company has taken all reasonably necessary actions to maintain and protect the Proprietary Rights which it owns and uses. Except as set forth in Schedule 2.22, as of the date hereof, (i) there have been no claims made
   -------------
against the Company asserting the invalidity, misuse or unenforceability of any Proprietary Rights, and, to the best of the Company's knowledge, there are no grounds for the same, (ii) the Company has not received a notice of conflict with the asserted rights of others within the last five years, (iii) the conduct of the Company's business has not misappropriated or infringed, to the Company's knowledge, and does not misappropriate or infringe any Proprietary Rights of other Persons, nor would any future conduct as presently contemplated infringe any Proprietary Rights of other Persons and (iv) to the best of the Company's knowledge, the Proprietary Rights owned by or licensed to the Company have not been infringed or misappropriated by other Persons.

      2.23  Related-Party Transactions.  No consultant, employee, officer,
            --------------------------
director or stockholder of the Company or member of such person's immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. None of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that consultants, employees, officers, directors or stockholders of the Company and members of their immediate families may own less than 5% of the outstanding stock in a publicly traded company that may compete with the Company. No member of the immediate family of any employee, officer, or director of the Company is directly or indirectly interested in any material contract, commitment, undertaking or transaction with the Company.

      2.24  Insurance.  The Company has insurance policies in effect covering
            ---------
the risks associated with its businesses and properties which are of such character and in such amounts as are customarily maintained by similarly situated entities engaged in the same or similar businesses.

      2.25  Filing of 83(b) Elections.   Each officer of the Company that has
            -------------------------
received securities of the Company subject to the right of repurchase by the Company in Section 5.1 of the Securityholder Agreement has duly and timely filed an election pursuant to Section 83(b) of the Internal Revenue Code with respect to such securities.

      2.26  Section 1202 of the Internal Revenue Code.  As of the date of the
            -----------------------------------------
Initial Closing, the Preferred Shares issuable hereunder will constitute "Qualified Small Business Stock" within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), except to the extent that the IRS may determine that the Company's principal asset is the reputation or skill of one (1) or more of its employees. The Company hereby covenants that it shall use commercially reasonable efforts to cause the Preferred Shares to continue to constitute Qualified Small Business Stock so long as any Preferred Shares are held by any Investor (or held by a permitted transferee of any Purchaser in whose hands the Shares are eligible to qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Code).

     The Company shall notify the Investor hereunder of any action known to the Company, pending or threatened, by any state or federal agency, that questions or challenges the status of the Preferred Shares as "qualified small business stock."

     The Company shall submit to the Internal Revenue Service any reports, forms, schedules or other filings required to be submitted under Section 1202 or related Treasury Regulations (collectively, the "Required Reports") and to the extent required pursuant to Section 1202 or the Treasury Regulations promulgated thereunder, the Company shall submit copies of such Required Reports to the Investor.


                                  ARTICLE III

      3.  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
          -----------------------------------------------

     3.   Representations and Warranties of the Investors.  Each Investor hereby
          -----------------------------------------------
represents, warrants and agrees, as of the date hereof and as of each of the Closing Dates, as if made on each of the Closing Dates, as follows:

          3.1    Experience; Certain Risks.  Investor has substantial experience
                 -------------------------
in evaluating and investing in private placement transactions of securities in companies similar to the Company, is capable of evaluating the merits and risks of investment in the Company and has the capacity to protect its own interests. Investor is aware that: (i) the Preferred Stock, and the shares of Common Stock issuable upon the conversion of the Series B Preferred Stock, represents equity securities in a private corporate entity that has an accumulated deficit; (ii) no return on investment, whether through distributions, appreciation, transferability or otherwise, and no performance by, through or of the Company, has been promised, assured, represented or warranted by the Company, or by any director, officer, employee, agent or representative thereof;

(iii) the shares of Preferred Stock subscribed for under this Agreement, and the shares of Common Stock or Class A Common Stock, as the case may, issuable upon the conversion of the Series B Preferred Stock, (x) are not registered under applicable federal or state securities laws, and thus may not be sold, conveyed, assigned or transferred unless registered under such laws or unless an exemption from registration is available under such laws, as more fully described below, and (y) are not quoted, traded or listed for trading or quotation on any organized market or quotation system, and there is therefore no present public or other market for such shares of Preferred Stock, or the shares of Common Stock or Class A Common Stock, as the case may be, issuable upon the conversion of the Series B Preferred Stock, and there have not been any representations made by the Company to Investor that the Preferred Stock, or the Common Stock or Class A Common Stock, as the case may be, issuable upon the conversion of the Series B Preferred Stock, ever will be quoted, traded or listed for trading or quotation on any organized market or quotation system or that there ever will be a public market for the Preferred Stock or the shares of Common Stock or Class A Common Stock, as the case may be, issuable upon the conversion of the Series B Preferred Stock; and (iv) the purchase of Preferred Stock is a speculative investment, involving a degree of risk, and is suitable only for a person or entity of adequate financial means who has no need for liquidity in this investment in that, among other things, (a) such person or entity may not be able to liquidate its investment in the event of an emergency or otherwise, (b) transferability is limited, and (c) in the event of a dissolution or otherwise, such person or entity could sustain a complete loss of its entire investment. Investor has adequate means of providing for its current financial needs and possible contingencies and has no need for liquidity of its investment in the Preferred Stock. Investor is able to bear the economic risks inherent in an investment in the Preferred Stock, and an important consideration bearing on its ability to bear the economic risk of the purchase of the Preferred Stock is whether the Investor can afford a complete loss of the Investor's investment in the Preferred Stock, and the Investor represents and warrants that the Investor can afford such a complete loss. The Investor has such knowledge and experience in business, financial, investment and banking matters (including, but not limited to investments in restricted, non-listed and non-registered securities) that the Investor is capable of evaluating the merits, risks and advisability of an investment in the Preferred Stock.

          3.2    Accredited Investor or Business and Financial Experience.
                 --------------------------------------------------------
Investor either (i) is an accredited investor as defined in Rule 501 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") (as hereinafter defined), or (ii) if not an accredited investor, by reason of such Investor's business or financial experience, has the capacity to protect its own interest in connection with the purchase of the Preferred Stock and the issuance of the Common Stock or Class A Common Stock, as the case may be, upon the conversion thereof. The primary business or residence address of such Investor is set forth on Schedule A and
                                                               ----------
Schedule B hereof.
----------

          3.3    Investment.  Investor is acquiring the Securities for
                 ----------
investment purposes only and solely for its own account, not as a nominee or agent, and not with the view towards the resale or distribution thereof except in a manner that would be exempt from the registration and prospectus delivery requirements of the Securities Act. Investor is not a corporation or a general, limited or limited liability partnership, or a limited liability company, or any other entity formed solely for the purpose of investing in the Securities, or if Investor is a corporation or a general, limited or limited liability partnership, or limited liability company or any other entity formed solely for the purpose of investing in the Securities, each equity holder of any such entity formed solely for the purpose of investing in the Securities is an accredited investor as defined in Rule 501 under the Securities Act. Investor understands that the Securities have not been, and will not be, registered under the Securities Act or qualified under any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and various states' securities laws, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor's representations as expressed herein. The Investor understands that, in the view of the United States Securities and Exchange Commission (the "SEC"), among other things, a purchase with a present intent to distribute or resell would represent a purchase and acquisition with an intent inconsistent with its representation to the Company, and the SEC might regard such a transfer as a deferred sale for which the registration exemption is not available. Consequently, the Investor agrees and consents to the placement of a legend on the certificate(s) representing the Preferred Stock purchased and acquired hereunder, and upon the shares of Common Stock or Class A Common Stock, as the case may be, issuable upon the conversion of the Series B Preferred Stock, substantially to the effect that such shares of Preferred Stock and the shares of Common Stock or Class A Common Stock, as the case may be, issuable upon conversion of the Series B Preferred Stock have not been registered under federal securities laws and applicable state securities laws and the Investor further agrees and consents to a stop transfer order being placed on the Company's books and records with respect to Securities represented by the certificates issued to the Investors hereunder and upon the certificates representing the shares of Common Stock or Class A Common Stock, as the case may be, issued upon the conversion of the Series B Preferred Stock. The Company also agrees to include a legend on the certificates referencing the registration rights set forth in Section 4 of the Securityholders' Agreement.

          3.4    Rule 144.  Investor acknowledges that the Preferred Stock and
                 --------
any shares of Common Stock or Class A Common Stock, as the case may be, issuable upon the conversion of the Series B Preferred Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, in most circumstances (i) the existence of a public market for the securities, (ii) the availability of certain current public information about the Company, (iii) the resale occurring not less than one year after an Investor has purchased and fully paid for the shares to be sold from the Company or affiliate of the Company, (iv) the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and (v) the number of shares being sold during any three-month period not exceeding specified limitations.

          3.5    Access to Information.  Investor has had an opportunity to
                 ---------------------
discuss the Company's business, management, and financial affairs with the Company's management and executive officers and have had the opportunity to review the Company's facilities. Investor has also had an opportunity to ask questions of the executive officers of the Company, all of which questions have been answered to the Investor's satisfaction. Notwithstanding the foregoing, Investor expressly acknowledges and agrees that Investor has not relied on any representation, warranty or statements, written or oral, other than the express representations and warranties contained herein, and that Investor's decision to purchase the Preferred Stock is not based on any promotional, marketing or sales materials, and Investor and its representatives have been afforded, prior to the purchase of the Securities, access to all documents and information that the Investor deems material to an investment decision with respect to the purchase of the Preferred Stock hereunder.

          3.6    Authorization.  This Agreement, when executed and delivered by
                 -------------
Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor's rights generally and of general principles of equity (regardless of whether considered in a proceeding at law or in equity.)

          3.7    Brokers or Finders.  No agent, broker, person or firm acting on
                 ------------------
behalf of the Investor is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling or controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.
Investor agrees to indemnify and hold the Company harmless with respect to the foregoing.

          3.8    Litigation.  There is no material action, suit, proceeding at
                 ----------
law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge, information and belief of the Investor, any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of the Investor, threatened, against or affecting the Investor which in any manner challenges or seeks to prevent, enjoin or materially delay the transactions contemplated hereby.

                                  ARTICLE IV

      4.  COVENANTS OF THE COMPANY
          ------------------------

          4.1    Conduct of Business.  During the period from the date of this
                 -------------------
Agreement to each of the Closing Dates, except as may be described in any Schedule or Exhibit to this Agreement, the Company shall:

                 (a) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits from governmental entities necessary to the conduct of its businesses;

                 (b) pay and discharge when payable all material taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on the Company's financial statements with respect thereto;

                 (c) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on the Company's books with respect thereto;

                 (d) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which could reasonably be expected to have a material adverse effect upon its financial condition, operating results, assets, operations or business prospects;

                 (e) apply for and continue in force, at its expense, adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business; and

                 (f) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on the Company's financial statements for all such proper reserves as in each case are required in accordance with GAAP, consistently applied.

          4.2    Review of the Company.  The Investors may, prior to each of the
                 ---------------------
Closing Dates, through their representatives, review the properties, books and records of the Company and its financial and legal condition as the Investors deem necessary or advisable to familiarize themselves with such properties and other matters; such review shall not, however, affect the representations and warranties made by the Company hereunder or the remedies of the Investors for breaches of those representations and warranties. The Company shall permit the Investors and their representatives to have, after the date of execution of this Agreement, upon prior reasonable notice and at reasonable times during business hours, full access to the premises and to all the books and records of the Company and to cause the officers of the Company to furnish the Investors with such financial and operating data and other information with respect to the business and properties of the Company as the Investors shall from time to time reasonably request. The Investors shall keep confidential any non-public information obtained from the Company concerning the Company's properties, operations and business (unless readily ascertainable from public or published information or trade sources) until the same ceases to be non-public (or becomes so ascertainable) and, at the request of the Company, in the event of termination of this Agreement, shall return to the Company all copies of any Schedules, statements, documents or other written information obtained in connection therewith. The Company shall deliver or cause to be delivered such additional instruments as the Investors may reasonably request for the purpose of consummating the transactions contemplated by this Agreement.

          4.3    Certain Corporate Actions.  The Company shall use its best
                 -------------------------
efforts to take any and all actions, in a manner reasonably satisfactory to the Investors, to meet each condition to closing set forth in Article VI hereunder, to keep all its representations and warranties hereunder true, complete and correct and to effect the amendment to and restatement of the Company's Certificate of Incorporation, approval of the revised By-Laws of the Company, and all other actions contemplated by this Agreement required to be effected on or prior to the Closing Date. The Company shall timely provide to the Investors drafts of all contracts, agreements, and written understandings with respect to the foregoing actions for review and comments by the Investors and their counsel and such contracts, agreements and written understandings shall be in form and substance reasonably satisfactory to the Investors and their counsel.

          4.4    Termination of Agreements with The CKG Media.com, Inc. Stock
                 ------------------------------------------------------------
Trust. Simultaneously upon and as a condition to the Company repurchasing, or
-----
causing to be repurchased, all of the Common Stock of the Company owned by The CKG Media.com, Inc. Stock Trust pursuant to that certain Agreement of Purchase and Sale of Stock by and among CKG Media.com, Inc. and Richard Fisher, solely in his capacity as Trustee of The CKG Media.com, Inc. Stock Trust dated June 9, 1999, as amended on August 6, 1999, or otherwise, the Company shall terminate all agreements by and between the Company, Richard Glassberg, and/or The CKG Media.com, Inc. Stock Trust.

                                   ARTICLE V

      5.  CONDITIONS TO THE COMPANY'S OBLIGATIONS
          ---------------------------------------

      5.  Conditions to the Company's Obligations.  The obligation of the
          ---------------------------------------
Company to consummate the transactions contemplated by this Agreement on each of the Closing Dates is conditioned upon satisfaction, on or prior to each of the Closing Dates, of the following conditions:

          5.1    Representations and Warranties.  The representations and
                 ------------------------------
warranties of the Investors contained in this Agreement shall be true, complete and correct on and as of each of the Closing Dates with the same effect as though such representations and warranties had been made on and as of such date.

          5.2    Securityholders' Agreement.  The Investors shall have entered
                 --------------------------
into the Securityholders' Agreement.

          5.3    Approvals.  All governmental and other consents and approvals,
                 ---------
if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

          5.4    Receipt of Consideration.  The Company shall have received by
                 ------------------------
certified official bank check or wire transfer (to the Company or as directed by the Company) the consideration specified in Section 1.2 hereof and no less than seventy percent (70%) of such consideration shall actually be provided directly by Vector and not by any other third party, whether introduced to the Company by Vector or otherwise.

          5.5    Performance of Agreements.  All of the agreements of the
                 -------------------------
Investors to be performed on or before each of the Closing Dates pursuant to the terms hereof shall have been duly performed in all material respects.

          5.6    Proceedings.  All proceedings to be taken in connection with
                 -----------
the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel, and the Company shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

          5.7    Termination of Certain Agreements. Provided that the Company
                 ---------------------------------
complies with the conditions set forth in Section 6.17 below, all actions, filings and documentation reasonably necessary to terminate as of the date of the Initial Closing all of the following shall be effected: (i) that certain Security Agreement dated as of May 26, 1999 by and between the Company and Vector as amended as of June 24, 1999, (ii) that certain Note and Warrant Purchase Agreement dated as of May 26, 1999 by and between the Company and Vector, amended as of June 24, 1999, and as further amended as of July 23, 1999
(iii) that certain Common Stock Purchase Warrant of the Company dated as of May 27, 1999, issued to Vector, (iv) that certain Common Stock Purchase Warrant of the Company dated as of June 24, 1999, issued to Vector, (v) that certain 6 1/2% Senior Note dated as of May 27, 1999 in the principal amount of $1,000,000 issued to Vector, (vi) that certain 6 1/2% Senior Note dated as of June 24,1999 in the principal amount of $500,000 issued to Vector and (vii) that certain 6 1/2 % Senior Note dated as of July 23, 1999 in the principal amount of $500,000 issued to Vector.

          5.8    Registration Rights Agreement.  The Investors shall have
                 -----------------------------
entered into the Registration Rights Agreement.

                                  ARTICLE VI

      6.  CONDITIONS TO THE INVESTORS' OBLIGATIONS
          ----------------------------------------

      6.  Conditions to the Investors' Obligations.  The obligation of the
          ----------------------------------------
Investors to consummate the transactions contemplated by this Agreement on each of the Closing Dates is conditioned upon satisfaction, on or prior to such date, of the following conditions:

          6.1    Opinion of the Company's Counsel.  The Company shall have
                 --------------------------------
furnished the Investors with a favorable opinion, dated as of each of the Closing Dates, of Zukerman Gore & Brandeis, LLP in form and substance satisfactory to the Investors and their counsel, to the effect set forth on
Exhibit 6.1 attached hereto.
-----------

          6.2    Good Standing and Other Certificates.  The Company shall have
                 ------------------------------------
delivered to the Investors (a) copies of the Company's Certificate of Incorporation, including all amendments thereto, certified by the Secretary of State of the State of Delaware, (b) certified copies of the Series A Certificate of Designation and the Series B Certificate of Designation, certified by the Secretary of State of the State of Delaware, as having been filed on or before the Closing Date, (c) a certificate from the Secretary of State of the State of Delaware to the effect that the Company is in good standing or subsisting in such State and listing all charter documents of the Company on file, (d) a certificate from the Secretary of State or other appropriate official in each State in which the Company is qualified to do business to the effect that the Company is in good standing in such State, (e) a certificate as to the tax status of the Company from the appropriate official in its jurisdiction of incorporation and each State in which the Company is qualified to do business and (f) a copy of the By-laws and the Certificate of Incorporation of the Company certified by the Secretary of the Company as being true, complete and correct and in effect on the Closing Date, after giving effect to the filing described in Section 6.10 hereof, and accompanied by a copy of the adopting resolutions authorizing the Series A and Series B Certificates of Designation and approving the stock issuance contemplated thereby.

          6.3    No Material Adverse Change.  Prior to each of the Closing
                 --------------------------
Dates, there shall be no material adverse change in the assets or liabilities, the business (present or anticipated), or condition, financial or otherwise, or in the results of operations, of the Company since the Balance Sheet Date and the Company shall have delivered to the Investors a certificate, dated the Closing Date, to such effect.

          6.4    Truth, Completeness and Correctness of Representations and
                 ----------------------------------------------------------
Warranties.  The representations and warranties of the Company contained in this
----------
Agreement or in any Exhibit or Schedule attached hereto shall be true, complete and correct on and as of each of the Closing Dates with the same effect as though such representations and warranties had been made on and as of such date, and the Company shall have delivered to the Investors a certificate, dated the Closing Date, to such effect.

          6.5    Performance of Agreements.  All of the agreements of the
                 -------------------------
Company to be performed on or before each of the Closing Dates pursuant to the terms hereof or the terms of any Exhibit hereto, shall have been duly performed, and the Company shall have delivered to the Investors a certificate, dated as of each of the Closing Dates, to such effect.

          6.6    No Litigation.  No action or proceeding shall have been
                 -------------
instituted or, to the best knowledge, information and belief of the Company, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Company shall have delivered to the Investors a certificate, dated the Closing Date, to such effect.

          6.7    Employment Agreements.  Richy Glassberg shall have entered into
                 ---------------------
an employment agreement substantially in the form set forth on Exhibit 6.7
                                                               -----------
annexed hereto (the "Glassberg Employment Agreement").

          6.8    Non Competition Agreements.  Each of Richy Glassberg, Rob
                 --------------------------
Chmiel, Scott Ford and Tom Mannion shall have entered into a non-competition agreement substantially in the forms set forth on Exhibit 6.8 annexed hereto
                                                  -----------
(collectively, the "Non-Competition Agreements").

          6.9    Governmental Approvals.   All governmental and other consents,
                 ----------------------
filings and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

          6.10   Approval of Amended and Restated Certificate of Incorporation.
                 -------------------------------------------------------------
On each of the Closing Dates, the Amended and Restated Certificate of Incorporation of the Company shall have been properly and validly filed with the Secretary of State of the State of Delaware, and shall be in full force and effect, which Amended and Restated Certificate of Incorporation shall include the Certificate of Designations, Preferences and Rights for each of the Series A Preferred Stock and the Series B Preferred Stock and shall also comply with the provisions of Section 6.18 below.

          6.11   Approval of the Company's By-Laws.  On each of the Closing
                 ---------------------------------
Dates, the revised By-Laws of the Company in the form set forth on Exhibit 6.11
                                                                   ------------
annexed hereto shall be in full force and effect.

          6.12   Securityholders' Agreement.  Prior to each of the Closing
                 --------------------------
Dates, the Investors, the Stockholders and the Company shall have properly and validly executed the Securityholders' Agreement and taken all actions required to be taken by them hereunder, including establishing the Board of Directors and naming the officers of the Company in accordance therewith.

          6.13   Valid Issuance.  The Preferred Stock to be issued and sold by
                 --------------
the Company and to be acquired by the Investors shall be (and the shares of Common Stock or Class A Common Stock, as the case may be, issuable upon conversion of the Series B Preferred will be upon issuance by the Company and acquisition by the Investors) duly authorized and validly issued to the Investors, free and clear of all liens, encumbrances, restrictions and claims of every kind. The Investors shall have each received properly completed stock certificate(s) representing the shares of Preferred Stock being purchased by the Investors on each of the Closing Dates.

          6.14   Proceedings.  All proceedings to be taken in connection with
                 -----------
the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their counsel, and the Investors shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith, including but not limited to documentation relative to the equity ownership of the CKG Media.com Trust (the "Trust") in the Company in the event that the Trust is an equity owner of the Company on the Closing Date.

          6.15   Key-Man Life Insurance.  The Company shall have obtained a key-
                 ----------------------
man term life insurance policy (or an unconditional binder relating thereto), naming the Company as the beneficial owner thereof insuring the life of Richy Glassberg in the principal amount of Eight Million ($8,000,000) Dollars.

          6.16   Obligation to Effect Second Closing.  Provided that the Company
                 -----------------------------------
shall have received the entire Initial Purchase Price from the Investors in accordance with the provisions of Section 1.2 above, the Investors shall have the right to effect the Second Closing at any time prior to January 31, 2000, upon no less than five (5) business days prior written notice to the Company. The Investors shall not be obligated to effect the Second Closing unless on or before January 31, 2000 the Company shall have actually billed at least Three Million Dollars ($3,000,000) in "gross margins" (as hereinafter defined) (the "Gross Margin Milestone") as certified in writing by the Company's independent auditors (the "Auditors' Certificate"), which certification shall be binding on all of the parties. In the event that the Company provides written notice (the "Second Closing Notice") to Vector at any time that it has satisfied the Gross Margin Milestone, which written notice from the Company, to be effective, shall include a copy of the Auditors' Certificate, the Second Closing shall occur as provided in Section 1.1 (b) above. In the event that the Gross Margin Milestone is not met by the Company on or before January 31, 2000, the Investors shall have the right, but not the obligation, subject to all of the other terms and conditions hereof, to effect the Second Closing, in whole or in part, on or before the one (1) year anniversary of the date of the Initial Closing, on no less than five (5) business days prior written notice. As used herein, the term "gross margin" shall mean gross billings, less payments or obligations to make payments to web sites in connection with such billings, and advertising serving fees paid or owed relative to such billings.

          6.17   Conversion of Loan.  Simultaneously upon the Initial Closing,
                 ------------------
the entire, aggregate principal amount and all accrued interest with respect to each of the 6 1/2% Senior Note in the principal amount of $1,000,000 dated May 27, 1999, the 6 1/2% Senior Note in the principal amount of $500,000 dated June 24, 1999, and the 6 1/2% Senior Note in the principal amount of $500,000 dated July 23, 1999, each payable to the order of Vector Capital II, L.P. shall be credited towards Vector's purchase of Securities pursuant to Section 1.2 above.

          6.18   Amendment of the Company's Certificate of Incorporation.
                 -------------------------------------------------------
Simultaneously upon the Initial Closing, the Company shall have filed an amendment to its Certificate of Incorporation, satisfactory in form and substance to the Investor's counsel, providing that upon the earlier to occur of
(a) the Closing of the Company's initial public offering of equity securities pursuant to Section 5 of the Securities Act and (b) a "Liquidation Event" as hereinafter defined, all shares of Class A Common Stock shall automatically become shares of Common Stock and all options, warrants, convertible securities, or any other derivative securities exercisable for or convertible into shares of Class A Common Stock shall automatically become exercisable for or convertible into shares of Common Stock, and the Company shall no longer be authorized to issue any additional shares of Class A Common Stock except as may be authorized by the stockholders of the Company, subject to the provisions of Section 1.4 of the Securityholders' Agreement. For purposes of this Section 6.18 "Liquidation Event" shall have the meaning (i) set forth in Section 5 of the Certificate of Designations, Preferences and Rights for the Series A Preferred Stock, in addition to (ii) the definition of "change of control" as set forth in subclause 1.4(d)(iii) of the Securityholders' Agreement.

      6.19       Registration Rights Agreement.  The Company shall have entered
                 -----------------------------
into the Registration Rights Agreement.

                                  ARTICLE VII

      7.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY
          -----------------------------------------------------

          7.1    Survival of Representations and Warranties.  The respective
                 ------------------------------------------
representations and warranties of the Company and the Investors contained in this Agreement or in any Schedule or Exhibit attached hereto, and the indemnification provisions set forth in Section 7 hereof, shall survive the Closing until all of the Series A Preferred Stock has been redeemed in full in accordance with its terms.

          7.2   Indemnification.
                ---------------

                (a) The Company agrees to indemnify and hold the Investors and each of their respective partners, officers, directors, members, employees, counsel, accountants, agents, successors and assigns (collectively, an "Indemnified Party") harmless from damages, liabilities, losses, costs or expenses (including, without limitation, reasonable counsel fees and expenses) suffered or paid, directly or indirectly, as a result of or arising out of the failure of any respective representation or warranty made by the Company in this Agreement or in any Schedule or Exhibit attached hereto to be true, complete and correct in all material respects as of the date of this Agreement and as of the Closing Date.

                 (b) If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that
                                                        --------  -------
any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder, except to the extent that the Company shall have been materially prejudiced in its ability to defend the action, suit, proceedings or investigation for which such indemnification is sought by reason of such failure. Except as set forth below, an Indemnified Party shall not have the right to retain counsel of its own choice, and the Company shall pay the reasonable fees, reasonable expenses and reasonable disbursements of counsel selected by the Company; and such counsel shall to the extent consistent with its professional responsibilities cooperate with the Company and any counsel designated by the Company.

     In the event the Company does not assume or fails to conduct in a diligent manner the defense of any claim or litigation resulting therefrom, (a) the Indemnified Party may defend, using its own counsel, against such claim or litigation, in such manner as it deems appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Company, on such terms as the Indemnified Party may deem appropriate, and (b) the Company shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. The Company shall pay the reasonable fees, reasonable expenses and reasonable disbursements of counsel selected by an Indemnified Party in the circumstances described in the previous sentence. If the Company thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Company shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

     The Company shall be liable for any settlement of any claim against an Indemnified Party made with the Company's written consent or made in connection with the circumstances described in the first sentence of the previous paragraph. The Company shall not, without prior written consent of an Indemnified Party, which consent shall not be unreasonably withheld or delayed, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof.

     Each party agrees to cooperate fully with the other, such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by the other parties, provided that the Company will reimburse the Indemnified Party for all of its out-of-pocket expenses incurred in connection with such cooperation by the Indemnified Party.

                 (c) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company (as applicable), on the one hand, and an Indemnified Party, on the other, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs and expenses to which the indemnified persons may be subject in accordance with the relative benefits received by the Company (as the case may be), on the one hand, and an Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in expenses and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

                                 ARTICLE VIII

      8.  MISCELLANEOUS
          -------------

          8.1    Preservation of Confidential Information.  The Investors shall
                 ----------------------------------------
keep confidential any and all non-public information obtained from the Company concerning the Company's properties, operations and business (unless readily ascertainable from public or published information or trade sources) until the same ceases to be non-public (or becomes so ascertainable).

          8.2    Expenses.  The actual, documented expenses relating to the
                 --------
transactions contemplated by this Agreement, not to exceed Fifty Thousand Dollars ($50,000), including, without limitation, the reasonable fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, in its capacity as counsel to the Investors accounting fees, travel expenses and due diligence expenses of the Investors, shall be reimbursed by the Company upon demand therefor whether or not the transactions contemplated by this Agreement shall be consummated, provided, however, that no such demand therefor shall be made on or before the Initial Closing Date. All other expenses of the parties hereto shall be borne by the party incurring such expenses.

          8.3    Governing Law.  The interpretation and construction of this
                 -------------
Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

          8.4    Prevailing Party.  The prevailing party or parties in any such
                 ----------------
litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

          8.5    Captions.  The Article and Section captions used herein are for
                 --------
reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          8.6    Publicity.  Except as otherwise required by law, none of the
                 ---------
parties hereto shall issue any press release or make any other public statement, In each case relating to, connected with or arising out of this Agreement or the matters contained herein. Any statement so issued or made shall require the reasonable prior approval of the other parties hereto as to the contents and the manner of presentation and publication thereof.

          8.7    Notices.  All notices, statements, instructions or other
                 -------
documents required to be given hereunder, shall be in writing and shall be given either by hand delivery, by overnight delivery service, by facsimile transmission or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, addressed as follows:

          if to the Investors, to the addresses set forth on Schedule A and
                                                             ----------
          Schedule B hereto, with a copy to:
          ----------

          Vector Capital II, L.P.
          456 Montgomery Street, 19/th/ floor
          San Francisco, CA 94104
          Facsimile No. (415) 293-5100
          Attention: Mr. Alex Slusky

          with a copy simultaneously by like means to its counsel:

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, New York 10022-4728
          Facsimile No. (212) 735-2000
          Attention: James Schell, Esq.

          if to the Company to:

          CKG Media.com, Inc. (d/b/a Phase2Media)
          420 Lexington Avenue
          New York, NY 10170
          Facsimile No. (917) 368-7227
          Attention:  Mr. Richy Glassberg, CEO

          with a copy simultaneously by like means to their counsel:

          Zukerman Gore & Brandeis, LLP
          900 Third Avenue
          New York, New York  10022
          Facsimile No. (212) 223-6433
          Attention: Andrew M. Chonoles, Esq.

and to any other parties at their addresses reflected in the stock records of the Company. Each Investor, by written notice given to the Company in accordance with this Section 8.7, and the Company by written notice to the Investors, may change the address to which notices, statements, instruction or other documents are to be sent to such party. All notices, statements, instructions and other documents delivered hereunder shall be deemed effective upon receipt.

          8.8    Successors and Assigns.  This Agreement may not be transferred,
                 ----------------------
assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          8.9    Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, all of which taken together shall constitute one instrument.

          8.10   Entire Agreement.  This Agreement, including the other
                 ----------------
documents referred to herein or annexed as Exhibits or Schedules hereto which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          8.11   Amendments.  This Agreement may not be changed orally, but only
                 ----------
by an agreement in writing signed by the parties hereto.

          8.12   Severability.  In case any provision in this Agreement shall be
                 ------------
held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

          8.13   Third Party Beneficiaries.  Each party hereto intends that this
                 -------------------------
Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

          8.14   Termination of Agreement.  All parties hereto agree to use
                 ------------------------
their best efforts to fulfill the requirements of Articles V and VI as soon as practicable. This Agreement may be terminated upon mutual agreement of the parties.

          8.15   Several Representations, Warranties, Covenants, Agreements and
                 --------------------------------------------------------------
Obligations.  The representations, warranties, covenants, agreements and
-----------
obligations of the Company hereunder shall be several and not joint.

          8.16   Certain Remedies of the Company.  In the event that
                 -------------------------------
notwithstanding the Company's delivery to Vector of the Second Closing Notice, and the Company's satisfying all of the other terms and conditions set forth in
Article VI relative to the Second Closing, the Investors fail to effect the Second Closing in accordance with the provisions of Section 1.1(b) hereof, notwithstanding anything set forth herein to the contrary, the Investors shall, upon such failure, automatically lose their right to provide any additional financing to the Company, and the Company's sole and exclusive remedy shall be to effect a partial redemption of the Series B Preferred Stock issued in connection with the Initial Closing in accordance with the provisions of Section 5(a) of the Series B Certificate of Designation.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                COMPANY:

                                CKG MEDIA.com, Inc.
                                (d/b/a Phase2Media)


                                By: /s/ Robert E. Chmiel
                                   ____________________________


                                VECTOR CAPITAL II, L.P.


                                By: Vector Capital Partners II, LLC, as General Partner

                                    /s/ Alex Slusky
                                _____________________________
                                By:    Alex Slusky
                                Title: Managing Member


                                    /s/ Robert Amen
                                _____________________________
                                Robert Amen


                                    /s/ Barbara Lewis
                                _____________________________
                                Barbara Lewis